UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 29, 2005

Date of Report (Date of earliest event reported)

KERR-McGEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kerr-McGee Center Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405)   270-1313

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

On April 18, 2005, Kerr-McGee Corporation (“Kerr-McGee” or the “Company”), made a tender offer to its stockholders to purchase a portion of the Company’s common stock, par value $1.00 per share (the “shares”).  Participants in the Kerr-McGee Savings Investment Plan (the “Plan”) will be able to tender all or some of the Company shares held in their Plan accounts.  The tender offer requires that there be a period of three business days when all Plan participants will be unable to make exchanges, take loans, make withdrawals and receive distributions from the portion of their Plan account that is invested in Kerr-McGee shares. In addition, Plan participants who offer to tender all or some of the Kerr-McGee shares held in their Plan account will be unable to make exchanges, take loans, make withdrawals, and receive distributions from the portion of their Plan account that is invested in Kerr-McGee shares, for an additional period of up to ten business days while the trustees of the Plan process the tender instructions.

The suspension under the Plan is expected to begin at 4:00 p.m. EDT on May 13, 2005, and is expected to end on June 1, 2005.  A notice to directors and executive officers of a general trading suspension during the same period, dated April 29, 2005, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

                                                                                                (c) Exhibits

99.1	Notice to Kerr-McGee directors and executive officers dated April 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: April 29, 2005

Exhibit Index

Exhibit No.

99.1                                                                           Notice to Kerr-McGee directors and executive officers dated April 29, 2005.